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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Boise Cascade Corporation of our report dated April 15, 2002 relating to the financial statements and financial statement schedule, which appears in OfficeMax, Inc.'s Annual Report on Form 10-K for the year ended January 25, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Cleveland, Ohio
November 4, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS